AMENDMENT NO. 17
TO INVESTMENT ADVISORY AGREEMENT
(Thrivent Mutual Funds)

Exhibit A to the Investment Advisory Agreement between Thrivent Investment Management Inc. and Thrivent Mutual Funds, dated November 28, 1990, is hereby amended, effective _____, 2004, as follows:

  The name of the Trust is Thrivent Mutual Funds and the names of some Funds have changed.
  Exhibit A attached to the Investment Advisory Agreement is modified to reflect new breakpoints in the advisory fees for Thrivent Small Cap Stock Fund, Thrivent Mid Cap Stock Fund, Thrivent Large Cap Growth Fund, Thrivent Large Cap Stock Fund, Thrivent Balanced Fund, Thrivent Municipal Bond Fund, Thrivent Core Bond Fund, and Thrivent Money Market Fund.

A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By ______________________
Pamela J. Moret, President

THRIVENT INVESTMENT MANAGEMENT INC.

By ________________________
Bruce J. Nicholson, President

EXHIBIT A
TO
THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT
Dated November 28, 1990

  Thrivent Technology Stock Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of average daily net assets.

  Thrivent Partner Small Cap Value Fund (effective July 17, 2001)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70 of 1% of the average daily net.

  Thrivent Small Cap Stock Fund (effective_______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets, 0.65 of 1% of average daily net assets of the next $800 million of average daily net assets, 0.60 of 1% on the next $1.5 billion of average daily net assets; 0.55 of 1% on the next $2.5 billion of average daily net assets; and 0.525 of 1% of average daily net assets over $5 billion.

  Thrivent Small Cap Index Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

  Thrivent Mid Cap Growth Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $100 million of average daily net assets, 0.40 of 1% of daily net assets over $100 million but not more than $250 million, 0.35 of 1% of daily net assets over $250 million but not more than $500 million, 0.30 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.25 of 1% of average net assets over $1 billion.

  Thrivent Mid Cap Stock Fund (effective_______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets, 0.65 of 1% of average daily net assets of the next $800 million of average daily net assets, 0.60 of 1% on the next $1.5 billion of average daily net assets; 0.55 of 1% on the next $2.5 billion of average daily net assets; and 0.525 of 1% of average daily net assets over $5 billion.

  Thrivent Mid Cap Index Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

  Thrivent Mid Cap Index Fund-I (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.20 of 1% of average daily net assets over $50 million.

  Thrivent Partner International Stock Fund (effective November 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and 0.60 of 1% of average daily net assets over $50 million.

  Thrivent Large Cap Growth Fund (effective_______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% on the first $500 million of average daily net assets, 0.70 of 1% on the next $500 million of average daily net assets; 0.65 of 1% on the next $1.5 billion of average daily net assets; 0.60 of 1% on the next $2.5 billion of average daily net assets; and 0.575 of 1% of average net assets over $5 billion.

  Thrivent Large Cap Value Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

  Thrivent Large Cap Stock Fund (effective _______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets, and 0.50 of 1% on the next $1 billion of average daily net assets, 0.475 of 1% on the next $500 million of average daily net assets, 0.45 of 1% on the next $2.5 billion of average daily net assets, and 0.425 of 1% of average daily net assets over $5 billion.

  Thrivent Large Cap Index Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

  Thrivent Large Cap Index Fund-I (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

  Thrivent Balanced Fund (effective_______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% on the first $500 million of average daily net assets; 0.50 of 1% on the next $500 million of average daily net assets; 0.475 of 1% on the next $1.5 billion of average daily net assets; 0.45 of 1% on the next $2.5 billion of average daily net assets; and 0.425 of 1% of average daily net assets over $5 billion.

  Thrivent High Yield Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.40 of 1% on the first $500 million of average daily net assets, 0.35 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.30 of 1 % of average net assets over $1 billion.

  Thrivent Partner High Yield Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

  Thrivent Municipal Bond Fund (effective _______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 on the first $500 million of 1% of average daily assets; 0.40 of 1% on the next $500 million of average daily net assets; 0.35 of 1% on the next $1.5 billion of average daily net assets; 0.325 of 1% on the next $2.5 billion of average daily net assets; and 0.30 of 1% of average daily net assets over $5 billion.

  Thrivent Income Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $500 million of average daily net assets, 0.325 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.30 of 1% of daily net assets over $1 billion.

  Thrivent Core Bond Fund (effective_______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $500 million of average daily net assets; 0.40 of 1% on the next $500 million of average daily net assets; 0.375 of 1% on the next $1.5 billion of average daily net assets; 0.35 of 1% on the next $2.5 billion of average daily net assets; and 0.325 of 1% of average daily net assets over $5 billion.

  Thrivent Bond Index Fund-I (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

  Thrivent Limited Maturity Bond Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.30 of 1% on the first $500 million of average daily net assets, 0.275 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.25 of 1% of daily net assets over $1 billion.

  Thrivent U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

  Thrivent Money Market Fund (effective _______, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % on the first $500 million of average daily net assets, 0.40 of 1% on the next $250 million of average daily net assets; 0.35 of 1% on the next $250 million of average daily net assets; 0.325 of 1% on the next $1.5 billion of average daily net assets; 0.30 of 1% on the next $2.5 billion of average daily net assets; and 0.275 of 1% of average daily net assets over $5 billion.